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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the incorporation by reference in Registration Statement Nos. 333-128828, 333-46718, 333-54538, 333-113478, 333-118677, 333-96193, 333-156567, and 333-150353 on Form S-3 and Nos. 333-85330, 333-91554, 333-105292, 333-88527, 333-88529 and 333-56468 on Form S-8 of our reports dated March 2, 2009, relating to the financial statements of East West Bancorp, Inc. and the effectiveness of East West Bancorp, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 2, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM